UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/27/2011

Affirmative Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50795

Delaware	75-2770432
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4450 Sojourn Drive
Suite 500
Addison, Texas 75001
(Address of principal executive offices, including zip code)

(972) 728-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b). On September 27, 2011, Avshalom Y. Kalichstein and J. Christopher Teets tendered their respective resignations from the Registrant's Board of Directors. Neither Mr. Kalichstein nor Mr. Teets resigned due to any disagreement with the Registrant's Board of Directors on any matter relating to the Registrant's operations, policies or practices or as a result of any concerns about the Registrant or the Registrant's management.

(d). On September 27, 2011, the Registrant's Board of Directors elected Robert T. Williams, Jr. to the Registrant's Board of Directors. Mr. Williams' professional background includes over twenty-six years of experience at Progressive Corporation, his most recent experience as Progressive's Agency Group President. In addition to his most recent position at Progressive, Mr. Williams has also held several other leadership roles at that company, including Chief Product and Pricing Officer, Head of Special Lines and various Regional Division President and General Manager positions. Mr. Williams holds a Bachelor of Arts degree in Economics from Amherst College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affirmative Insurance Holdings, Inc.

Date: September 28, 2011	By:	/s/ Joseph G. Fisher
Joseph G. Fisher
Executive Vice President and General Counsel